Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CLEARSIGN TECHNOLOGIES CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JUNE, A.D. 2024, AT 4:30 O`CLOCK P.M.

7513798 8100 SR# 20242980975	Authentication: 203793799 Date: 06-25-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF CLEARSIGN TECHNOLOGIES CORPORATION

ClearSign Technologies Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on June 14, 2023 (the “Certificate of lncorporation”).

2.	The Corporation’s Board adopted resolutions setting forth this amendment to the Corporation’s Certificate of Incorporation declaring said amendment to be advisable and soliciting the approval of the Corporation’s stockholders. Thereafter, the necessary number of shares as required by statute approved this amendment at a properly noticed and duly convened meeting of the Corporation’s stockholders.

3.	Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is up to 89,500,000 shares, consisting of: (i) 87,500,000 shares of common stock, having a par value of $0.0001 per share (the “Common Stock”); and (ii) 2,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).”

4.	This amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

5.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Colin James Deller, its Chief Executive Officer, on this 25th day of June 2024.

CLEARSIGN TECHNOLOGIES CORPORATION

/s/ Colin James Delier
By: Colin James Delier
Title: Chief Executive Officer